Exhibit 99.1

Media Contact: Nicole Arena Double Forte 415.848.8103 narena@double-forte.com	Investor Contact: Seanna Allen Peet’s Coffee & Tea, Inc. 510.594.2196 investorrelations@peets.com

PEET’S COFFEE & TEA, INC. REPORTS FOURTH QUARTER
AND 2009 YEAR-END RESULTS

EMERYVILLE, Calif. – February 17, 2010 - Peet’s Coffee & Tea, Inc. (NASDAQ: PEET) today announced its fourth quarter and annual results for the fiscal year ended January 3, 2010, which included 14 weeks and 53 weeks, respectively. The fiscal fourth quarter and fiscal year ended December 28, 2008, included 13 weeks and 52 weeks, respectively.

In this release, the company:

•	Reports net revenue growth for the quarter and the year of 16% and 9%, respectively

•	Achieves full year diluted earnings per share of $1.44

•	Reports non-GAAP full year diluted earnings per share of $1.09, up 36% versus 2008, and above the company’s prior guidance of $1.04 to $1.06 per share

•
Confirms 2010 non-GAAP diluted earnings per share guidance of $1.24 to $1.30, excluding legal and related expenses the company expects to incur to comply with a subpoena it recently received from the Federal Trade Commission in connection with its anti-trust review of the proposed Green Mountain Coffee Roasters acquisition of Diedrich Coffee.

Financial Highlights

	Fourth Quarter		%	Fiscal Year		%
	2009	2008	Change	2009	2008	Change

Net revenue, as reported	$91,695	$79,146	16%	$311,270	$284,822	9%
Non-GAAP net revenue, excluding 53rd week	86,103	79,146	9%	305,678	284,822	7%

Net income per diluted share, as reported	$0.76	$0.29	162%	$1.44	$0.80	80%

Non-GAAP diluted net income per share,
excluding unusual items	$0.41	$0.29	41%	$1.09	$0.80	36%

Non-GAAP diluted net income per share,
excluding unusual items and 53rd week	$0.36	$0.29	24%	$1.04	$0.80	30%

For the 14 weeks ended January 3, 2010, net revenue increased 16% to $91.7 million from $79.1 million for the corresponding period of fiscal 2008. For the 53-week fiscal year ended January 3, 2010, net revenue increased 9% to $311.3 million from $284.8 million for fiscal 2008.

The company recognized $5.6 million in net revenue during the 53rd week of the 2009 fiscal year.  Excluding the impact of this week, the company would have reported sales growth of 9% and 7% for the quarter and the full year on a comparable 13-week and 52-week basis, respectively.

Net income for the 14 weeks ended January 3, 2010, increased to $10.3 million from $4.0 million for the corresponding 13-week period of fiscal 2008. Diluted earnings per share were $0.76 for the 14-week period of fiscal 2009 compared to $0.29 per share for the corresponding 13-week period of fiscal 2008. Net income for the quarter includes a pre-tax benefit of $7.7 million ($4.8 million after tax or $0.35 per diluted share) comprised of unusual items including: the net gain received from the company’s attempted acquisition of Diedrich Coffee (“Diedrich”) ($7.2 million after tax), the anticipated settlement and legal costs of a class action lawsuit ($1.7 million after tax), and the costs related to closing 4 stores during the quarter ($0.7 million after tax).  Excluding these unusual items, non-GAAP diluted earnings per share would have been $0.41.

Net income for 2009 increased to $19.3 million from $11.2 million for 2008. Diluted earnings per share were $1.44 for 2009, compared to $0.80 per diluted share for fiscal 2008.  Excluding the unusual items listed above, non-GAAP diluted earnings per share for 2009 would have been $1.09, up 36% versus 2008.

The company estimates that the additional week in 2009 contributed $0.7 million in net income for the year, or $0.05 per diluted share. Excluding this extra week, non-GAAP diluted earnings per share would have been $1.04 versus $0.80 per diluted share for fiscal 2008, which represents 30% growth on a comparable basis.

“We finished the year strongly,” said Patrick O’Dea, president and chief executive officer of Peet’s Coffee & Tea, Inc. “Our grocery business growth is accelerating and our stores are operating at a high performance level. We’re entering 2010 with good momentum, a healthy plate of growth initiatives and a very strong balance sheet. All in all, we’re well positioned to drive strong earnings growth again this year.”

Consolidated Financial and Operating Summary

Retail net revenue increased 11% to $56.5 million for the 14 weeks ended January 3, 2010, from $50.9 million for the corresponding period of fiscal 2008. Excluding the impact of the extra week in 2009, retail net revenue increased 4% to $52.8 million. The increase was primarily attributable to the opening of 8 new retail stores in the last 12 months.

Specialty net revenue increased 25% to $35.2 million for the 14 weeks ended January 3, 2010 compared to $28.3 million for the corresponding period of fiscal 2008. Excluding the impact of the extra week in 2009, total specialty net revenue increased 18% to $33.3 million.  Within specialty sales, the grocery business continues to grow the most rapidly, up 39% over last year (30% on a comparable 13-week basis); foodservice and office business grew 16% (10% on a comparable 13-week basis); and home delivery sales were equal to last year (down 4% on a comparable 13-week basis).

Cost of sales and related occupancy expenses were 46.9% of total net revenue for the 14 weeks ended January 3, 2010, compared to 46.8% for the corresponding 13-week period of fiscal 2008.  The slight increase resulted from a slightly lower average selling price per pound compared to the prior year partially offset by lower commodity costs.

Operating expenses as a percentage of net revenue decreased to 32.6% for the14 weeks ended January 3, 2010 from 32.7% for the corresponding period of fiscal 2008, primarily due to leverage of retail overhead costs, offset by a reduction in our workers compensation reserve in the prior year.

Transaction income includes the $8.5 million break-up fee received for the termination of a definitive agreement for Peet’s to acquire Diedrich, net of $4.2 million of costs incurred related to the transaction.

Litigation related expenses of $2.8 million includes all costs incurred related to the pending settlement of a wage and hour class action lawsuit that was filed in July 2008 against the company.

General and administrative expenses increased to $7.0 million for the 14 weeks ended January 3, 2010, compared to $6.3 million for the corresponding period of fiscal 2008 primarily due to higher payroll related costs and the costs of the 53rd week of operations.

Depreciation and amortization expenses increased to $4.0 million for the 14 weeks ended January 3, 2010, compared to $3.5 million for the corresponding period of fiscal 2008. The increase was primarily due to depreciation from our new Enterprise Resource Planning (ERP) system and the opening of 8 new retail stores in the last 12 months.

The company recorded a $7.3 million pre-tax gain in the quarter for the sale of stock that it had acquired in Diedrich within the last year.

The effective income tax rate for the 14 weeks ended January 3, 2010 was 38.3% compared to 37.7% for the corresponding period of 2008.  The 2009 full year effective rate was 37.5%, compared to 37.0% for the full year 2008.

The company ended 2009 with cash and cash equivalents plus investments of $47.9 million, compared to $13.3 million at year end 2008.

Fiscal 2010 Targets

Looking ahead, the company provided additional detail on current fiscal 2010 targets:

•	The company is targeting total net revenue growth of approximately 8% to 12%, excluding the impact of the 53rd week in fiscal 2009, resulting in 2010 net revenue of approximately $330 to $340 million

•
The company is targeting non-GAAP diluted earnings per share of $1.24 to $1.30 for fiscal 2010, which represents diluted earnings per share growth of 19% to 25% off of non-GAAP comparable 52-week earnings per share of $1.04 in 2009.  This earnings forecast excludes legal and related expenses the company expects to incur to comply with a subpoena it recently received from the Federal Trade Commission in connection with its anti-trust review of the proposed Green Mountain Coffee Roasters acquisition of Diedrich.

Peet’s Coffee & Tea, Inc. Q4 and 2009 Year-End Conference Call
Peet’s will report its fourth quarter and 2009 year-end earnings via conference call on Wednesday, February 17, 2010.  The teleconference call will begin at 2:00 p.m. PT/5 p.m. ET and can be accessed by calling 1-866-748-8653.   The call will be simultaneously webcast on Peet’s website at http://investor.peets.com/events.cfm.

A replay of the teleconference will be available from 5:00 p.m. PT/8:00 p.m. ET through 8:59 p.m. PT/11:59 p.m. ET on Wednesday, February 24, 2010, at 1-800-642-1687 or 1-706-645-9291, using access code 5661489. It will also be archived at http://investor.peets.com/medialist.cfm through February 17, 2011, at 8:59 p.m. PT/11:59 ET.

The company has also posted on its website at http://investor.peets.com/events.cfm a detailed reconciliation of all non-GAAP reporting for the year and quarter, including non-GAAP segment reporting.

ABOUT PEET’S COFFEE & TEA, INC.
Peet's Coffee & Tea, Inc., (PEET), is the premier specialty coffee and tea company in the United States.  The company was founded in 1966 in Berkeley, California by Alfred Peet. Peet was an early tea authority who later became widely recognized as the grandfather of specialty coffee in the U.S. Today, Peet’s Coffee & Tea offers superior quality coffees and teas in multiple forms, by sourcing the best quality coffee beans and tea leaves in the world, adhering to strict high quality and taste standards, and controlling product quality though its unique direct store delivery selling and merchandising system.  Peet's is committed to strategically growing its business through many channels while maintaining the extraordinary quality of its coffees and teas. For more information about Peet's Coffee & Tea, Inc. visit www.peets.com.

###

This press release contains statements that are not based on historical fact and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include statements relating to 2010 forecasted net revenue and earnings per diluted share. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management, including financial and operational information, the company’s stock price volatility, and current competitive conditions.  As a result, these statements are subject to various risks and uncertainties.  The company’s actual results could differ materially from those set forth in forward-looking statements depending on a variety of factors including, but not limited to, general economic conditions, including the current recession and its ongoing negative impact on consumer spending, the company’s ability to manage its expense relating to the inquiry by the Federal Trade Commission into the proposed acquisition of Diedrich by Green Mountain Coffee Roasters; the company’s ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high quality Arabica coffee beans; consumers’ tastes and preferences; complaints or claims by current, former or prospective employees or government agencies or other litigation; and competition in its market as well as other risk factors as described more fully in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 28, 2008.  These factors may not be exhaustive.  The company operates in a continually changing business environment, and new risks emerge from time to time.  Any forward-looking statements speak only as of the date of this press release.

PEET’S COFFEE & TEA, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	January 3,	December 28,
	2010	2008

ASSETS

Current assets
Cash and cash equivalents	$47,934	$4,719
Short-term marketable securities	-	8,600
Accounts receivable, net	15,209	11,924
Inventories	25,936	26,124
Deferred income taxes - current	3,592	2,922
Prepaid expenses and other	5,863	7,193
Total current assets	98,534	61,482

Property, plant and equipment, net	103,494	107,914
Deferred income taxes - non current	-	3,059
Other assets, net	2,775	3,897

Total assets	$204,803	$176,352

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and other accrued liabilities	$13,669	$9,858
Accrued compensation and benefits	10,832	8,852
Deferred revenue	6,845	6,350
Total current liabilities	31,346	25,060

Deferred income taxes - non current	321	-
Deferred lease credits	7,059	6,645
Other long-term liabilities	1,021	740
Total liabilities	39,747	32,445

Shareholders' equity
Common stock, no par value; authorized 50,000,000 shares;
issued and outstanding:13,104,000 and 13,174,000 shares	92,054	90,123
Accumulated other comprehensive income	-	34
Retained earnings	73,002	53,750

Total shareholders' equity	165,056	143,907

Total liabilities and shareholders' equity	$204,803	$176,352

PEET’S COFFEE & TEA, INC.

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Fourteen	Thirteen	Fifty-three	Fifty-two
	weeks ended	weeks ended	weeks ended	weeks ended
	January 3,	December 28,	January3,	December 28,
	2010	2008	2010	2008

Retail stores	$56,453	$50,890	$201,139	$187,719
Specialty sales	35,242	28,256	110,131	97,103
Net revenue	91,695	79,146	311,270	284,822

Cost of sales and related occupancy expenses	42,964	37,059	142,776	133,537
Operating expenses	29,848	25,910	106,652	98,844
Transaction income, net	(4,311)	-	(4,183)	-
Litigation related expenses	2,811	-	2,957	-
General and administrative expenses	7,000	6,286	24,508	22,519
Depreciation and amortization expenses	3,967	3,526	15,167	12,921
Total costs and expenses from operations	82,279	72,781	287,877	267,821

Income from operations	9,416	6,365	23,393	17,001

Gain on sale of securities	7,305	-	7,305	-
Interest income, net	1	90	112	726

Income before income taxes	16,722	6,455	30,810	17,727

Income tax provision	6,400	2,435	11,558	6,562

Net income	$10,322	$4,020	$19,252	$11,165

Net income per share:
Basic	$0.79	$0.30	$1.48	$0.81
Diluted	$0.76	$0.29	$1.44	$0.80

Shares used in calculation of net income per share:
Basic	13,055	13,417	12,997	13,723
Diluted	13,591	13,655	13,349	13,997

PEET’S COFFEE & TEA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fifty-three	Fifty-two
	weeks ended	weeks ended
	January 3,	December 28,
	2010	2008

Cash flows from operating activities:
Net income	$19,252	$11,165
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	17,279	15,113
Amortization of interest purchased	36	193
Stock-based compensation	3,018	2,711
Excess tax benefit from exercise of stock options	(892)	(462)
Tax benefit from exercise of stock options	695	285
Gain on sale of securities	(7,305)	-
Loss on disposition of assets and asset impairment	1,141	900
Deferred income taxes	2,710	322
Changes in other assets and liabilities:
Accounts receivable, net	(3,285)	(3,637)
Inventories	188	(1,641)
Prepaid expenses and other current assets	1,330	(2,908)
Other assets	161	(21)
Accounts payable, accrued liabilities and deferred revenue	6,887	1,464
Deferred lease credits and other long-term liabilities	695	1,960
Net cash provided by operating activities	41,910	25,444

Cash flows from investing activities:
Purchases of property, plant and equipment	(14,505)	(25,930)
Proceeds from sales of property, plant and equipment	11	67
Changes in restricted investments	877	(87)
Proceeds from sales and maturities of marketable securities	16,183	7,857
Purchases of marketable securities	(371)	(917)
Net cash provided by (used in) investing activities	2,195	(19,010)

Cash flows from financing activities:
Net proceeds from issuance of common stock	4,782	3,138
Purchase of common stock	(6,564)	(20,627)
Excess tax benefit from exercise of stock options	892	462
Net cash (used in) provided by financing activities	(890)	(17,027)

Increase (decrease) in cash and cash equivalents	43,215	(10,593)
Cash and cash equivalents, beginning of year	4,719	15,312

Cash and cash equivalents, end of year	$47,934	$4,719

Non-cash investing activities:
Capital expenditures incurred, but not yet paid	$156	$734
Other cash flow information:
Cash paid for income taxes	7,213	8,293

SEGMENT REPORTING
(Dollars in thousands)

	Retail		Specialty		Unallocated	Total
		Percent		Percent			Percent
		of Net		of Net			of Net
	Amount	Revenue	Amount	Revenue		Amount	Revenue

For the fourteen weeks ended January 3, 2010
Net revenue	$56,453	100.0%	$35,242	100.0%		$91,695	100.0%
Cost of sales and occupancy	24,913	44.1%	18,051	51.2%		42,964	46.9%
Operating expenses	23,198	41.1%	6,650	18.9%		29,848	32.6%
Litigation related expenses	2,811	5.0%				2,811	3.1%
Depreciation and amortization	2,817	5.0%	433	1.2%	$717	3,967	4.3%
Segment operating income	2,714	4.8%	10,108	28.7%	(3,406)	9,416	10.3%

For the thirteen weeks ended December 28, 2008
Net revenue	$50,890	100.0%	$28,256	100.0%		$79,146	100.0%
Cost of sales and occupancy	23,152	45.5%	13,907	49.2%		37,059	46.8%
Operating expenses	20,796	40.9%	5,114	18.1%		25,910	32.7%
Depreciation and amortization	2,726	5.4%	382	1.4%	$418	3,526	4.5%
Segment operating income	4,216	8.3%	8,853	31.3%	(6,704)	6,365	8.0%

For the fifty-three weeks ended Janaury 3, 2010
Net revenue	$201,139	100.0%	$110,131	100.0%		$311,270	100.0%
Cost of sales and occupancy	87,843	43.7%	54,933	49.9%		142,776	45.9%
Operating expenses	83,616	41.6%	23,036	20.9%		106,652	34.3%
Litigation related expenses	2,957	1.5%				2,957	0.9%
Depreciation and amortization	11,267	5.6%	1,758	1.6%	$2,142	15,167	4.9%
Segment operating income	15,456	7.7%	30,404	27.6%	(22,467)	23,393	7.5%

For the fifty-two weeks ended December 28, 2008
Net revenue	$187,719	100.0%	$97,103	100.0%		$284,822	100.0%
Cost of sales and occupancy	85,343	45.5%	48,194	49.6%		133,537	46.9%
Operating expenses	79,587	42.4%	19,257	19.8%		98,844	34.7%
Depreciation and amortization	9,970	5.3%	1,411	1.5%	$1,540	12,921	4.5%
Segment operating income	12,819	6.8%	28,241	29.1%	(24,059)	17,001	6.0%

NON-GAAP FINANCIAL INFORMATION

The following reconciliation and non-GAAP financial information are provided to assist the reader with understanding the financial impact of the previously discussed unusual items and the extra week during the year. Management believes this information is relevant because the nature and magnitude of the charges do not reflect our on-going operating performance.

Reconciliation of Non-GAAP Financial Information to Net Revenue and Net Income
(Unaudited, in thousands, except per share data)

	Fourteen	Thirteen	Fifty-three	Fifty-two
	weeks ended	weeks ended	weeks ended	weeks ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008	2010	2008

Net Revenue
Net revenue, as reported	$91,695	$79,146	$311,270	$284,822
53rd week sales	(5,592)		(5,592)
Non-GAAP net revenue, excluding 53rd week	$86,103	$79,146	$305,678	$284,822

Net revenue growth, as reported	15.9%		9.3%
Net revenue growth, excluding 53rd week	8.8%		7.3%

Net Income
Net income, as reported	$10,322	$4,020	$19,252	$11,165
Transaction income, net, net of tax	(7,170)		(7,178)
Litigation related expenses, net of tax	1,735		1,848
Store closures, net of tax	664		672
Non-GAAP net income	5,551	4,020	14,594	11,165
Non-GAAP 53rd week net income	(677)		(686)
Non-GAAP net income, excluding 53rd week	$4,874	$4,020	$13,908	$11,165

Diluted Net Income Per Share
Net income per diluted share, as reported	$0.76	$0.29	$1.44	$0.80
Transaction income, net	(0.53)		(0.54)
Litigation related expenses	0.13		0.14
Store closures	0.05		0.05
Non-GAAP diluted net income per share	$0.41	$0.29	$1.09	$0.80
Non-GAAP 53rd week	(0.05)		(0.05)
Non-GAAP, excluding 53rd week	$0.36	$0.29	$1.04	$0.80

Non-GAAP Financial Information
(Unaudited, in thousands, except per share data)

	Quarter ended January 3, 2010
		Transaction	Litigation		Non-GAAP		Non-GAAP
	As	Income,	Related	Store	With	53rd Week	Excluding
	Reported	net	Expenses	Closures	53rd Week	Impact	53rd Week

Retail stores	$56,453				$56,453	$(3,675)	$52,778
Specialty sales	35,242				35,242	(1,917)	33,325
Net revenue	91,695				91,695	(5,592)	86,103
Cost of sales and related
occupancy expenses	42,964			$(167)	42,797	(2,414)	40,383
Operating expenses	29,848			(909)	28,939	(1,887)	27,052
Transaction income, net	(4,311)	$4,311			-		-
Litigation related expenses	2,811		$(2,811)		-		-
General and administrative	7,000				7,000	(194)	6,806
Depreciation and amortization	3,967				3,967		3,967
Total costs and expenses	82,279	4,311	(2,811)	(1,076)	82,703	(4,495)	78,208
Income from operations	9,416	(4,311)	2,811	1,076	8,992	(1,097)	7,895
Gain on sale of securities	7,305	(7,305)			-		-
Interest income, net	1				1		1
Income before income taxes	16,722	(11,616)	2,811	1,076	8,993	(1,097)	7,896
Income tax provision	6,400	(4,446)	1,076	412	3,442	(420)	3,022
Net income	$10,322	$(7,170)	$1,735	$664	$5,551	$(677)	$4,874
Net income per diluted share	$0.76	$(0.53)	$0.13	$0.05	$0.41	$(0.05)	$0.36

	Year ended January 3, 2010
		Transaction	Litigation		Non-GAAP		Non-GAAP
	As	Income,	Related	Store	With	53rd Week	Excluding
	Reported	net	Expenses	Closures	53rd Week	Impact	53rd Week

Retail stores	$201,139				$201,139	$(3,675)	$197,464
Specialty sales	110,131				110,131	(1,917)	108,214
Net revenue	311,270				311,270	(5,592)	305,678
Cost of sales and related
occupancy expenses	142,776			$(167)	142,609	(2,414)	140,195
Operating expenses	106,652			(909)	105,743	(1,887)	103,856
Transaction income, net	(4,183)	$4,183			-		-
Litigation related expenses	2,957		$(2,957)		-		-
General and administrative	24,508				24,508	(194)	24,314
Depreciation and amortization	15,167				15,167		15,167
Total costs and expenses	287,877	4,183	(2,957)	(1,076)	288,027	(4,495)	283,532
Income from operations	23,393	(4,183)	2,957	1,076	23,243	(1,097)	22,146
Gain on sale of securities	7,305	(7,305)			-		-
Interest income, net	112				112		112
Income before income taxes	30,810	(11,488)	2,957	1,076	23,355	(1,097)	22,258
Income tax provision	11,558	(4,310)	1,109	404	8,761	(411)	8,350
Net income	$19,252	$(7,178)	$1,848	$672	$14,594	$(686)	$13,908
Net income per diluted share	$1.44	$(0.54)	$0.14	$0.05	$1.09	$(0.05)	$1.04